EXHIBIT 99.1
Hypercom CEO William Keiper Stepping Down
President, Philippe Tartavull, promoted to Chief Operating Officer;
Ian Marsh appointed to Board
PHOENIX, July 12, 2007 — Hypercom Corporation (NYSE: HYC) today announced that William Keiper is stepping down as CEO of the Company and will be resigning as a member of the Board of Directors effective August 15th, 2007. Philippe Tartavull, President of Hypercom, has been promoted to Chief Operating Officer effective immediately. Ian Marsh, Executive Vice President and Managing Director, Asia Pacific Region of the Western Union Company, has been appointed a member of the Board of Directors.
The Company will conduct a search for a new CEO under the direction of Chairman, Daniel Diethelm.
Until the appointment of a new CEO, the Company will be directed by an interim Office of the Chairman comprising Daniel Diethelm, Chairman, Philippe Tartavull, President and Chief Operating Officer, and Thomas Liguori, Chief Financial Officer. Mr Tartavull will continue to be responsible for the day-to-day operations of the Company. Mr Liguori, in addition to his role as CFO, will be responsible for completing Hypercom’s recently announced end-to-end supply chain initiative. He will be supported by Mr. Keiper under a consulting arrangement.
About William Keiper
Mr. Keiper, a director of Hypercom and Chairman of the Board of Directors, became interim CEO of the Company upon the departure from the Company of the then CEO on March 30, 2005. Mr. Keiper was appointed by the Board as CEO and President in August 2005, and remained a member of the Hypercom Board.
Over the two years of his tenure as CEO, Mr. Keiper led the Company to achieve strong accounting controls over its businesses globally; significantly restructured its expense base, including most recently through the transition from internal manufacturing to contract manufacturing; oversaw the introduction of a strong new PCI-approved family of terminal and PIN pad products on a common platform; and built a sales and marketing team enhancing Hypercom’s ability to compete globally.
“Will has served Hypercom well since stepping into the CEO position in 2005”, said Daniel Diethelm, Chairman of the Board. “With many of the tough and critical steps behind us, we now all believe it is time for Hypercom to be led by a person who can take the Company to the next level in terms of its sales and marketing success in the marketplace, and ideally, with experience in the payments business. We will be looking at both external and internal candidates. We thank Will for his dedication, and wish him every success in his next endeavor”.
About Philippe Tartavull
Mr Tartavull joined the Company and was appointed President of Hypercom Corporation in February 2007. He is responsible for global sales, marketing, product development and services. He has more than 20 years of international executive management experience as president and CEO of companies in the electronic payment, information technology and systems integration business in the US and abroad. He was a member of the Hypercom Board of Directors from April 2006 until becoming a member of the Company’s executive management team.
“In the short time Philippe has been here, he has made significant changes in focusing the Company on its global customers and meeting their needs in the market every day”, said Daniel Diethelm. “His promotion to Chief Operating Officer recognizes the role he has already been playing in the Company and our expectations for him in the future.”
About Ian Marsh
Ian Marsh is Executive Vice President and Managing Director, Asia Pacific Region of the Western Union Company. He has executive committee responsibilities as well as managing the Asia Pacific business for Western Union. Mr. Marsh has 33 years of financial services and general management experience, including a 30 — year career with American Express in senior roles overseeing banking, card, travel and insurance operations in both European and Asia Pacific markets and regions, ultimately serving as President and CEO of American Express — Japan
“Ian Marsh brings a strong operational and executive focus as well as a global knowledge of the financial service and payments industry to our board” said Daniel Diethelm. “Hypercom is a global company that happens to be headquartered in the US. Our management and our board need to reflect our global nature and allow us to serve our customers around the world. Ian will be extraordinarily helpful is achieving that goal.”
About Hypercom (www.hypercom.com)
Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products and services. The Company’s solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, healthcare, prepaid, unattended and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits.
# # #
Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners. This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the qualifications of the Company’s new Chief Operating Officer and new director, the anticipated hiring of a Chief Executive Officer, management and organizational changes, the Company’s transition to a contract manufacturing model and expected future performance, market acceptance of new products, product capability and performance, product manufacturing, product competitiveness, product and services sales, revenues and profits. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include the ability to attract and retain qualified executives and directors; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; our ability to successfully manage our transition to a contract manufacturing model, including the impact on costs and inventories; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; reliance on the performance of suppliers, subcontractors and manufacturers; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission, including the Company’s most recent 10-K and subsequent 10-Qs. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements. HYCF